SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by
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☒ Definitive Information Statement

MYCOM GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Mycom Group, Inc.
601 108th Avenue NE, Suite 1908
Bellevue, WA 98004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the “Information Statement”) is first being furnished on or about September 12, 2007 to the holders of record as of the close of business on September 12, 2007 of the common stock of Mycom Group, Inc. (“Mycom” or the “Company”).

Mycom’s Board of Directors has approved, and a total of 28 stockholders owning 13,922,558 shares of common stock outstanding as of August 29, 2007, have consented in writing to the action described below, which action, if taken will not, under Federal securities laws, rules and regulations, be effective until at least twenty (20) days after the mailing of this Information Statement to the shareholders of the Company. Such approval and consent constitute the unanimous approval of the board of directors of the Company and the consent of a majority of the total number of shares of issued and outstanding common stock of the Company and are sufficient under the Nevada Business Associations; Securities; Commodities Act and under Mycom’s Bylaws to approve the corporate action. Accordingly, the authorized corporate action will not be submitted to the other stockholders of Mycom for a vote; this Information Statement is being furnished to stockholders to provide them with certain information concerning the corporate action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Mycom will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Mycom will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Mycom’s common stock.

Mycom will only deliver one Information Statement to multiple security holders sharing an address unless Mycom has received contrary instructions from one or more of the security holders. Upon written or oral request, Mycom will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 601 108th Avenue NE, Suite 1908, Bellevue, WA 98004, Attn: Clayton Shelver, CEO. Mr. Shelver may also be reached by telephone at 866-276-7277.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Mycom’s Bylaws and the Nevada Business Associations; Securities; Commodities Act, a vote by the holders of at least a majority of Mycom’s outstanding capital stock is required to effect the corporate action described herein. As of the record date, Mycom had 24,965,945 voting shares of common stock issued and outstanding of which 13,922,558 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 28 current stockholders of the Company, are collectively the record and beneficial owners of 13,922,558 shares, which represents 51% of the issued and outstanding shares of Mycom’s common stock. Pursuant to Chapter 92(a) of the Nevada Business Associations; Securities; Commodities Act, the consenting stockholders consented to the actions described herein in a joint written consent, dated August 29, 2007. The consenting stockholders’ names, affiliations with Mycom, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held
Clayton Shelver 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	CEO	377,925
David M. Otto (1) 601 Union Street, Suite 4500 Seattle, WA 98101	Director and Secretary	396,666
Cecil R. Whitlock 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	CFO	237,250
Stephen K. Bannon 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	547,500
Cambridge Partners, LLC (1) 601 Union Street, Suite 4500 Seattle, WA 98101	None	36,500
Capital Group Communications, Inc. 750 Bridgeway, Suite #A200 Sausalito, CA 94965	None	1,753,025
James A. Schroeder 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	869,350
Jason Shelver 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	17,666
Lawrence G. and Arthur L. Shelver 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	1,712,607
Peter Striplin 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	730,000
Otto Capital Holdings, Inc. (1) 601 Union Street, Suite 4500 Seattle, WA 98101	None	730,000
Saratoga Capital Partners I, Inc. (1) 601 Union Street, Suite 4500 Seattle, WA 98101	None	912,500
Crimson Capital, LLC (1) 601 Union Street, Suite 4500 Seattle, WA 98101	None	492,750
Fuel Holding Co., Inc. 560 Green Bay Road, Suite 204 Winnetka, IL 60093	None	581,728
Deborah A. Abbott 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	9,125
Robert M. Abbott 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	7,300

Monty W. Abbott 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	374,767
Joseph Martin, LLC (1) 601 Union Street, Suite 4500 Seattle, WA 98101	None	1,288,024
Wendell Y.M. Lew Revocable Living Trust P.O. Box 22729 Honolulu, HI 96823	None	1,835,000
Tim Arndt 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	3,650
Tim W. Eure 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	3,650
Jeanette Forester 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	365,000
Valorie C. Frank 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	3,650
Growth Fund J, LLC 17797 Westhampton Wood Drive Wildwood, MO 63005	None	36,500
Terry Lang 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	49,275
Robert Lear 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	COO	93,075
Richard and Jennifer Loretta 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	93,075
Richard MacKay 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	None	365,000

Total:		13,922,558

(1)
Of the shares of Common Stock held by Mr. Otto, 730,000 shares are held by Otto Capital Holdings, Inc., of which Mr. Otto is the President; 492,750 shares are held by Crimson Capital, LLC, of which Mr. Otto is a member; 1,288,024 shares are held by Joseph Martin, LLC, of which Mr. Otto is a member; 912,500 are held by Saratoga Capital Partners I, Inc., of which Mr. Otto is a manager; and 36,500 shares are held by Cambridge Partners, LLC, of which Mr. Otto is a member.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 4, 2007, certain information regarding the ownership of Mycom’s capital stock by each director and executive officer of Mycom, each person who is known to Mycom to be a beneficial owner of more than 5% of any class of Mycom’s voting capital stock, and by all officers and directors of Mycom as a group. Unless otherwise indicated below, to Mycom’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of September 4, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 24,965,945 shares issued and outstanding on a fully diluted basis, as of September 4, 2007.

Name and Address of Beneficial Holder:	Amount and Nature of Beneficial Ownership:	Percent of Class (6):
Earnest Mathis, Director 2560 W. Main Street, Ste. 200 Littleton, CO 80120	411,536 (1)	1%
Clayton Shelver, CEO 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	377,925	1%
David Otto Director and Secretary 601 Union Street, Ste. 4500 Seattle, WA 98101	5,639,774 (2)	19%
Jeremy Johnson, CTO 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	54,750	<1%
Cecil Whitlock, CFO 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	419,750 (3)	1%
Robert Lear, COO 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	93,075	<1%
Laurence and Artha Shelver 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	1,712,607 (4)	6%
Capital Group Communications, Inc. 1750 Bridgeway, Suite #A200 Sausalito, CA 94965	1,753,025 (5)	6%
Constance Lautieri 601 108th Ave. NE, Ste. 1908 Bellevue, WA 98004	2,284,170 (6)	6%
Total Held by Officers and Directors:	8,709,417	30%
Total Held by Officers, Directors and Certain Beneficial Owners:	12,746,612	42%

(1)
The amount includes a common stock purchase warrant to acquire up to 75,000 shares at $1.25/share with an expiration date of August 20, 2010. This warrant is held by Mathis Family Partners, Ltd., of which Mr. Mathis is a partner.

(2)
Of the shares of Common Stock held by Mr. Otto, 730,000 shares are held by Otto Capital Holdings, Inc., of which Mr. Otto is the President; 492,750 shares are held by Crimson Capital, LLC, of which Mr. Otto is a member; 1,288,024 shares are held by Joseph Martin, LLC, of which Mr. Otto is a member; 912,500 are held by Saratoga Capital Partners I, Inc., of which Mr. Otto is a manager; and 36,500 shares are held by Cambridge Partners, LLC, of which Mr. Otto is a member. Crimson Capital, LLC also owns a common stock purchase warrant to acquire up to 100,000 shares at $1.00/share with an expiration date of September 30, 2011. Cambridge Partners, LLC owns a common stock purchase warrant to acquire up to 100,000 shares at $1.00/shares with an expiration date of September 30, 2011. Saratoga Capital Partners I, Inc. owns a common stock purchase warrant to acquire up to 1,250,000 shares at $1.00/share with an expiration date of September 30, 2011.

(3)	This amount includes a common stock purchase warrant to acquire up to 182,500 shares of common stock at $1.00/share with an expiration date of October 31, 2011.

(4)
Laurence G. Shelver is the father of Clayton Shelver, our Chief Executive Officer. Additionally, Mr. Shelver is also the holder of the 1 share of Series A Preferred and receives monthly dividend payments of $6,332.73. The principal amount of the Series A is $949,908.83, interest is 8% per annum, the conversion price is $1/share and will automatically convert into common stock upon expiration in August 2009.

(5)	Capital Group Communications, Inc. provides public relations services to us.

(6)
This amount includes a common stock purchase warrant to acquire up to 585,460 shares of common stock at $1.00/share with an expiration date of January 1, 2010. This amount also includes a common stock purchase warrant to acquire up to 363,540 shares of common stock at $1.00/share with an expiration date of October 31, 2011.

(7)
As of September 4, 2007, there were 26,466,040 shares of common stock issued and outstanding. The total amount of shares that could be issued to certain beneficial owners and management within the next 60 days is 2,656,500 shares. Based on these amounts, the percentage ownership is based on a fully diluted amount of 29,122,540 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total:
Clayton Shelver, CEO (1)	2007	$195,000	$0	$0	$0	$0	$0	$5,840	$205,840
	2006	$173,571	$0	$0	$0	$0	$0	$0	$173,571
	2005	$95,000	$0	$0	$0	$0	$0	$0	$95,000
Monty Abbott, VP of M&A, CEO of VSI during 2004 through Nov. 2006 (2)	2007	$160,000	$0	$0	$0	$0	$0	$4,782	$164,782
	2006	$143,307	$0	$0	$0	$0	$0	$0	$143,307
	2005	$136,894	$0	$0	$0	$0	$0	$0	$136,894
Robert Lear, COO (3)	2007	$160,000	$0	$0	$0	$0	$0	$2,000	$162,000
	2006	$75,000	$0	$0	$0	$0	$0	$0	$75,000
	2005	$10,000	$0	$0	$0	$0	$0	$0	10,000
Cecil Whitlock CFO (4)	2007	$100,000	$0	$0	$0	$0	$0	$0	$100,000
	2006	$17,604	$0	$0	$0	$0	$0	$0	$17,604
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jeremy Johnson, CTO (5)	2007	$145,000	$0	$0	$0	$0	$0	$3,587	$148,587
	2006	$75,833	$0	$0	$0	$0	$0	$0	$75,833
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Earnest Mathis, Director and Former CEO of Mycom (6)	2007	$0	$0	$0	$0	$0	$0	$18,000	$18,000
	2006	$0	$0	$0	$0	$0	$0	$18,000	$18,000
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rob R. Bransom, Former Chairman and CEO of Mycom (7)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	$23,409	$0	$0	$0	$0	$0	$0	$23,409
	2005	$116,621	$0	$0	$0	$0	$0	$0	$116,621
James T. Bobbit, Former Pres., COO and Director of Mycom (8)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	$0	$0	$0	$0	$0	$0	$0	$0
	2005	$133,494	$0	$0	$0	$0	$0	$0	$133,494
John Anderson, Former CTO, CIO of VSI (9)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	$0	$0	$27,375	$0	$0	$0	$0	$27,375
	2005	$12,000	$0	$0	$0	$0	$0	$0	$12,000
Steve Mazur, Former Pres. of VSI (10)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	$0	$0	$18,250	$0	$0	$0	$0	$18,250
	2005	$0	$0	$0	$0	$0	$0	$0	$0

(1)
Mr. Shelver was appointed Chief Executive Officer of Mycom on August 28, 2007 and is the co-founder of Secure Asset Reporting Services, Inc. (“SARS”) and was appointed as Director and Chief Executive Officer of Veritas Solutions, Inc. (“VSI”) in November 2006. He has also served as Director and Chief Executive Officer of SARS since its inception. Mr. Shelver’s estimated annual salary for fiscal year 2007 is $195,000. “All Other Compensation” consists of a laptop, cell phone and related services.

(2)
Mr. Abbott is the founder of VSI and was the sole Director and the Chief Executive Officer of VSI until his resignation in November 2006. He currently serves as Vice President of Mergers and Acquisitions of Mycom. Mr. Abbott’s estimated annual salary for fiscal year 2007 is $160,000. “All Other Compensation” consists of a laptop, cell phone and related services.

(3)
Mr. Lear was appointed Chief Operating Officer of Mycom on August 28, 2007 and was appointed Chief Operating Officer of VSI in November 2006. He has also served as Vice President of Sales and Marketing of SARS since 2005. Mr. Lear’s estimated annual salary for fiscal year 2007 is $160,000. “All Other Compensation” consists of a laptop, cell phone and related services.

(4)	Mr. Whitlock was appointed as Chief Financial Officer of Mycom on August 28, 2007 and of VSI in July 2006. Mr. Whitlock’s estimated annual salary for fiscal year 2007 is $100,000.

(5)
Mr. Johnson was appointed Chief Technology Officer of Mycom on August 28, 2007 and as Director and Chief Technology Officer of VSI in November 2006. He has also served as Chief Technology Officer of SARS since early 2006. Mr. Johnson’s estimated annual salary for fiscal year 2007 is $145,000. “All Other Compensation” consists of a laptop, cell phone and related services.

(6)
Mr. Mathis has served as Mycom’s Chief Executive Officer, President Secretary and Treasurer and Director from July 14, 2006 until his resignation as Chief Executive Officer, President Secretary and Treasurer on August 28, 2007. During this time, Mycom paid Mr. Mathis $1,500 per month for reimbursement for out-of-pocket office expenses, such as telephone, postage or supplies and administrative support.

(7)	Mr. Bransom served as Mycom’s Chairman and Chief Executive Officer during 2005 and 2006. Mr. Bransom resigned on July 14, 2006.

(8)	James T. Bobbit served as Mycom’s President, Chief Operating Officer and Director during 2005 and 2006. Mr. Bobbit resigned on July 14, 2006.

(9)
John Anderson served as the Chief Technology Officer and Chief Information Officer of VSI during 2005 and 2006. During 2006, Mr. Anderson received 54,750 shares of common stock for services rendered. Mr. Anderson resigned on November 2006.

(10)	Steve Mazur served as President of VSI during 2005 and 2006. During 2006, Mr. Mazur received 36,500 shares of common stock for services rendered. Mr. Mazur resigned on November 2006.

GRANTS OF PLAN BASED AWARDS.

No grants of plan based awards were granted during the 2006 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company has not granted any equity awards.

OPTION EXERCISES AND STOCK VESTED TABLE

The Company has not granted options or other equity awards.

PENSION BENEFITS TABLE

The Company did not offer a pension plan during fiscal year 2006.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company did not offer any non-qualified deferred compensation plans during fiscal year 2006.

DIRECTOR COMPENSATION DISCLOSURE

The Company did not enter into director compensation arrangements during the fiscal year 2006.

___________________________

Employment Agreement

We currently have no formal employment or consulting agreements with our executive officers. We have salary arrangements with Clayton Shelver, Jeremy Johnson, Cecil Whitlock and Robert Lear and currently pay each of them at an annual rate of $195,000, $145,000, $100,000 and $160,000, respectively. Additionally, no discretionary bonus payments have been made to our executive officers to date.

Directors’ Compensation and Non-Employee Director Agreement

None.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Mycom which may result in a change in control of Mycom.

Recently and in connection with the closing of the Merger Agreement described in Item 2.01 of the Current Report on Form 8-K filed August 31, 2007, the Registrant issued an aggregate of 26,425,571 shares of its common stock which resulted in a change of control with respect to its stock ownership. Please see “Directors and Executive Officer, Promoters and Control Persons” and “Security Ownership of Certain Beneficial Owners and Management” sections in Item 2.01 referenced above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approved corporate action or in any action covered by the related resolutions adopted by the board of directors of the Company that is not otherwise shared by all other stockholders.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS:

The following action was taken based upon the unanimous recommendation and approval of Mycom’s Board of Directors (the “Board”) and the written consent of the consenting stockholders:

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME AND TO REVISE INDEMNIFICATION PROVISION

On August 29, 2007, Mycom’s board of directors and the holders of a majority of the outstanding shares of common stock of the Company, approved an amendment of the Company’s Articles of Incorporation, as amended, to change the name of Mycom from “Mycom Group, Inc.” to “SARS Corporation” (the “Name Change”). The decision to change the name of the Company reflects management’s decision to have a company name that adequately reflects the purpose of and to describe the company’s business, why it is different. Management intends that the Company will continue to pursue the development of asset tracking technology, but believes that the name change communicates the Company’s intent to adequately brand the Company and describe its image.

On August 29, 2007, Mycom’s board of directors and the holders of a majority of the outstanding shares of common stock of the Company, approved an amendment of the Company’s Articles of Incorporation, as amended, to increase the amount of the Company’s authorized stock. Currently, the Company has 90,000,000 shares of common stock, at $0.01 par value, authorized and there are 10,000,000 shares of preferred stock, at $0.01 par value, authorized. The Company plans to increase the amount of stock authorized to 500,000,000 shares of common stock, at $0.01 par value and 50,000,000 shares of blank check preferred stock, at $0.01 par value. Presently, the Company does not have any intention to designate or issue blank check preferred stock.

The Company intends to file the amendment for the Name Change with the Secretary of State of Nevada within twenty (20) days after mailing a definitive Information Statement to the shareholders of the Company, subject to the SEC’s acceptance of this preliminary Information Statement. The Company expects that the Name Change will take effect on the Over-the-Counter Bulletin Board (the “OTCBB”), the primary market on which the Company’s securities are quoted, on or after twenty (20) days following the mailing of this Information Statement but in any event within thirty (30) days, subject to the approval of the SEC and NASDAQ. Additionally, upon approval by the SEC of the Name Change, the Company will file an announcement revealing the Company’s new ticker symbol.

ADDITIONAL AND AVAILABLE INFORMATION

Mycom is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

Mycom’s Annual Report on Form 10-KSB for the year ended December 31, 2006, Current Reports on Form 8-K filed August 31, 2007, April 5, 2007 and November 19, 2006, Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2006, March 31, 2007 and June 30, 2007, are incorporated herein by this reference.

Mycom will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Mycom pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Mycom should be addressed to Mycom Group, Inc., 601 108th Avenue NE, Suite 1908, Bellevue, WA 98004, Attn: Clayton Shelver, CEO. Mr. Shelver may also be reached by telephone at 866-276-7277.

Mycom Group, Inc.

By:	/s/ Clayton Shelver
Dated: September 12, 2007	Clayton Shelver
Director and Chief Executive Officer